UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2008 (August 20, 2008)

Date of Report (Date of earliest event reported)

EXCEL TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19306	11-2780242
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41 Research Way, East Setauket, NY 11733

(Address of principal executive offices, including zip code)

(631) 784-6175

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Change in Control of Registrant.

On August 20, 2008, Eagle Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly-owned indirect subsidiary of GSI Group, Inc., a New Brunswick corporation (“Parent”), completed its initial cash tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Excel Technology, Inc., a Delaware corporation (the “Company”), at a price of $32.00 per Share, net to the holder thereof in cash, without interest thereon (such price per Share, the “Offer Price”), less any required withholding taxes, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 9, 2008, by and among Parent, Purchaser and the Company (the “Merger Agreement”). The Offer expired at 12:00 midnight, New York City time, on August 19, 2008. The Company was advised by the depositary for the Offer that, as of the expiration of the Offer, a total of approximately 8,571,831 Shares were validly tendered and not withdrawn (not including Shares delivered through notices of guaranteed delivery), representing approximately 78.6% of the Shares outstanding. On August 20, 2008, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, and on that same day payment for such Shares in an aggregate amount of $274,298,592 was made to the depositary for the Offer in accordance with the terms of the Offer.

On August 20, 2008, Parent also announced that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on August 26, 2008, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire.

The same $32.00 per Share price offered in the initial offering period of the Offer will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn.

The total of approximately $360.2 million required to pay the Offer Price for Shares validly tendered pursuant to the Offer, including during the subsequent offering period, and for Shares to be converted into the right to receive the Offer Price upon the merger of Purchaser with and into the Company pursuant to the Merger Agreement whereby the Company will become an indirect wholly owned subsidiary of Parent (the “Merger”), and to cash-out outstanding Company options in connection with the Merger, has been and will be provided by a combination of external financing and available cash. External financing of $210,000,000 has been provided through the issuance and sale to certain investors of $210,000,000 aggregate principal amount of 11% Senior Notes due 2013 of GSI Group Corporation, a direct wholly owned subsidiary of Parent, and warrants of Parent to purchase common shares of Parent.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 23, 2008 (the “Schedule 14D-9”), which is included as Exhibit 20.1 to this report, and (ii) the Tender Offer Statement on Schedule TO originally filed by Purchaser and Parent with the SEC on July 23, 2008 (the “Schedule TO”), which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on July 11, 2008. The foregoing description of the subsequent offering period is qualified in its entirety by reference to Amendment No. 5 to the Schedule TO filed by Parent and Purchaser with the SEC on August 20, 2008, which is included as Exhibit 20.3 to this report and is incorporated by reference herein.

The information set forth below in Item 5.02 is incorporated by reference into this Item 5.01.

A copy of the press release issued by Parent on August 20, 2008, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the initial offering period of the Offer and the commencement of the subsequent offering period is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the Merger Agreement, Messrs. Steven Georgiev, Ira J. Lamel, Donald E. Weeden and Antoine Dominic, directors of the Company, resigned from the Board of Directors of the Company (the “Board”), effective as of August 20, 2008, the date that Purchaser accepted for payment and thereby purchased in accordance with the terms of the Offer Shares validly tendered in the Offer and not properly withdrawn. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. J. Donald Hill currently remains a director of the Company and is expected to continue as a director until the consummation of the Merger.

In addition, effective as of August 20, 2008, the Board appointed the following individuals as members of the Board, to fill the vacancies created by the aforementioned resignations: Richard B. Black, Byron O. Pond, Garrett A. Garrettson, Ph.D, and Sergio Edelstein, Ph.D. Such persons were designated for appointment as directors of the Company by Purchaser pursuant to the Merger Agreement. Each such person is an officer and/or director of Parent. Information about the four directors designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex I to the Schedule 14D-9 and is incorporated herein by reference.

In accordance with the provisions of the Merger Agreement and respective termination agreements with the Company dated as of July 9, 2008, effective as of August 20, 2008, Mr. Antoine Dominic also resigned as Chief Executive Officer, President and Chief Operating Officer of the Company, and Ms. Alice Varisano resigned as Chief Financial Officer and Secretary of the Company. To fill the officer vacancies created by such resignations of Mr. Dominic and Ms. Varisano, effective as of August 20, 2008, Dr. Edelstein was appointed President of the Company, Mr. Robert Bowen was appointed Chief Financial Officer and Treasurer of the Company and Mr. Daniel Lyne was appointed Secretary of the Company. Dr. Edelstein is the President and Chief Executive Officer, as well as a director, of Parent, Mr. Bowen is Vice President and Chief Financial Officer of Parent, and Mr. Lyne is Vice President, General Counsel and Secretary of Parent. Information about each of Dr. Edelstein, Mr. Bowen and Mr. Lyne was previously disclosed in the Information Statement comprising Annex I to the Schedule 14D-9 and is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 11, 2008.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex I thereto, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Item 8.01.	Other Events.

On August 20, 2008, Parent issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, that payment for such Shares would be made promptly, in accordance with the terms of the Offer, and that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Excel Technology, Inc. (incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

Exhibit 20.2	Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group Inc.(incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

Exhibit 20.3	Amendment No. 5 to Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group Inc. (incorporated by reference in its entirety as filed with the SEC on August 20, 2008).

Exhibit 99.1	Press Release issued by GSI Group Inc. on August 20, 2008 (incorporated by reference to Exhibit (a)(1)(L) of Amendment No. 5 to the Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group, Inc. filed with the SEC on August 20, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008	EXCEL TECHNOLOGY, INC. (Registrant)

	By	/s/ Daniel J. Lyne
Daniel J. Lyne Secretary

EXHIBIT INDEX

Exhibit Number	Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Excel Technology, Inc. (incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

20.2	Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group Inc.(incorporated by reference in its entirety as originally filed with the SEC on July 23, 2008).

20.3	Amendment No. 5 to Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group Inc. (incorporated by reference in its entirety as filed with the SEC on August 20, 2008).

99.1	Press Release issued by GSI Group, Inc. on August 20, 2008 (incorporated by reference to Exhibit (a)(1)(L) of Amendment No. 5 to the Tender Offer Statement on Schedule TO of Eagle Acquisition Corporation and GSI Group, Inc. filed with the SEC on August 20, 2008).